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EXHIBIT NO. 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated September 20, 1996, accompanying the financial statements of Mountain States Resources Corporation, for its annual report on Form 10KSB for the fiscal year ended March 31, 1996, and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8.

/S/ JONES, JENSEN & COMPANY

50 South Main Street, Suite 1450
Salt Lake City, Utah 84144
January 16, 1997